UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2006

Packaging Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Field Court, Lake Forest, Illinois 60045
(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.      Entry into a Material Definitive Agreement.

On October 6, 2006, Packaging Receivables Company, LLC (“PRC”) and Packaging Credit Company, LLC (“PCC”), both Delaware limited liability companies and wholly owned subsidiaries of Packaging Corporation of America, amended the Credit and Security Agreement between PRC, PCC, Variable Funding Capital Company LLC and Wachovia Bank National Association.  The amendment extended the scheduled termination date of the Credit and Security Agreement from October 10, 2006 to October 5, 2007.  All of the other terms of the Credit and Security Agreement, dated as of November 29, 2000, and as amended from time to time, remain the same.   The complete text of the Amendment to Credit and Security Agreement is filed herewith as Exhibit 99.1 and is herein incorporated by reference.

Item 9.01.      Financial Statements and Exhibits.

(D)               Exhibits

99.1                                 Amendment to Credit and Security Agreement, dated as of October 6, 2006, among Packaging Receivables Company, LLC, Packaging Credit Company, LLC, Variable Funding Capital Company LLC and Wachovia Bank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA
(Registrant)

	By:	/s/ PAUL T. STECKO
Chairman and Chief Executive Officer
(Authorized Officer)

	By:	/s/ RICHARD B. WEST
Senior Vice President, Chief Financial
Officer, and Corporate Secretary
(Principal Financial Officer)

Date: October 11, 2006